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                                                                     EXHIBIT 23


                         CONSENT OF INDEPENDENT AUDITORS


To the Board of Directors
VisiJet, Inc.

         We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated March 31, 2005 relating to the financial statements of VisiJet, Inc. which appear in such Registration Statement. We also consent to the reference to us under the heading "EXPERTS" in such Registration Statement.


/s/ Peterson & Co., LLP
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Peterson & Co., LLP
San Diego, California

June 3, 2005